Exhibit 3.56

Form 207

Secretary of State Filed in the Office of the

P.O. Box 13697 Secretary of State of Texas

Austin, TX 78711-3697 801409097 04/07/2011

FAX: 512/463-5709 Document #: 363069860004

Certificate of Formation Image Generated Electronically

Filing Fee: $750 Limited Partnership for Web Filing

The filing entity being formed is a limited partnership. The name of the entity is: Sabra Texas Properties, L.P.

The name must contain the words “Limited Partnership,” or “Limited,” or the abbreviation “L.P.,” “LP,” or “Ltd.” The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.

The address of the principal office in the United States where records of the partnership are to be kept or made available is set forth below:

18500 Von Karman Avenue, Suite 550, Irvine, CA, USA 92612

Article 3—Registered Agent and Registered Office A. The initial registered agent is an organization (cannot be limited partnership named above) by the name of: Corporation Service Company d/b/a CSC-Lawyers.Incorporating Service Company

OR

B. The initial registered agent is an individual resident of the state whose name is set forth below:

C. The business address of the registered agent and the registered office address is: Street Address:

211 E. 7th Street Austin TX 78701-3218

Consent of Registered Agent

A. A copy of the consent of registered agent is attached. LPConsent.pdf

OR

B. The consent of the registered agent is maintained by the entity. The name and address of each general partner are as follows:

General Partner 1: (Business Name) Sabra Texas GP, LLC

Address: 18500 Von Karman Avenue Suite 550 Irvine CA, USA 92612

[The attached addendum, if any, is incorporated herein by reference.]

A. This document becomes effective when the document is filed by the secretary of state.

OR

B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of its signing. The delayed effective date is:

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Signature of General Partner 1: Talya Nevo-Hacohen, CIO of Sabra Texas GP, LLC, the general partner

FILING OFFICE COPY

Form 401-A (Revised 12/09)

Acceptance of Appointment

Consent to Serve as Registered Agent §5,201(b) Business Orgnizations Code

The following form may be used when the person designated as registered agent in a registered agent filing is an individual

Acceptance of Appointment and Consent to Serve us Registered Agent I acknowledge, accept and consent to my designation or appointment as registered agent in Texas for

Name of represented:entity

I am a resident of the state and understand that it will be my responsibility to receive any process, notice, or demand that is served on me as the registered agent of the represented entity; to forward such to the represented entity; and to immediately notify the represented entity and submit a statement of resignation to the Secretary of State if resign.

x:

The following form may be used when the person designated as registered agent in a registered agent filing is an organization.

Acceptance of Appointment and Consent to Serve as Registered Agent I am authorized to net on behalf of Corporation Service Company CSC-LawyeiF Incorporating Service Company

Name: of organization designted as registered agent The organization is registered or otherwise authorized to do business in Texas. The organization acknowledges, accepts and consents to its appointment or designation as registered agent in Texas for:

Sabre Texas GP, LLC Name of represented entity

The organization lakes responsibility to receive any process, notice, or demand that is served on the organisation as the registered agent of the represented entity; to forward such to the represented entity; and to immediately notify the represented entity and submit a statement of resignation to the Secretary of State if the organization resigns,

Date

Corporation Service Companyd/b/a CSC-Lawyers Incorporating Service Company

Date